                                                                    EXHIBIT 99.2


                             FOR IMMEDIATE RELEASE

                                  JULY 1, 1996

               CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR:NASDAQ)

                    COURT VACATES JUDGMENT AGAINST CHECKERS

FOR MORE INFORMATION PLEASE CONTACT:
JAMES T. HOLDER, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL 813-441-3500

CLEARWATER, FL -- JULY 1, 1996 -- CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR:NASDAQ) today announced that on Friday, June 28, 1996, the United States District Court for the Northern District of Illinois, Eastern Division, vacated the default judgment previously entered against Checkers in a case involving a dispute between a Checkers franchisee and one of the franchisee's investors.

Checkers Drive-In Restaurants, Inc., celebrating its 10th Anniversary this year, is one of the largest double drive-thru restaurant chains in the United States. Checkers develops, owns, operates and franchises restaurants that offer high-quality food, fast service and everyday value prices. Checkers is headquartered in Clearwater, Florida and is traded on the Nasdaq Stock Market under the symbol "CHKR".